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                                                                     EXHIBIT 3.3










                                     BYLAWS
                                       OF
                                 THE REGISTRANT







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                                     BYLAWS
                                       OF
                               HARP & EAGLE, LTD.



                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1         IDENTIFICATION........................................    1
Section 1.01      Name..................................................    1
Section 1.02      Principal and Business Offices........................    1
Section 1.03      Registered Agent and Office...........................    1
Section 1.04      Place of Keeping Corporate Records....................    1
ARTICLE 2         SHAREHOLDERS..........................................    1
Section 2.01      Annual Meeting........................................    1
Section 2.02      Special Meetings......................................    1
Section 2.03      Place of Meeting......................................    1
Section 2.04      Notice of Meetings....................................    1
Section 2.05      Waiver of Notice......................................    2
Section 2.06      Fixing of Record Date.................................    2
Section 2.07      Voting List...........................................    2
Section 2.08      Quorum and Voting Requirements........................    2
Section 2.09      Order of Business at Meetings.........................    3
Section 2.10      Proxies...............................................    3
Section 2.11      Voting of Shares......................................    4
Section 2.12      Voting of Shares by Certain Holders...................    4
                  (a)  Other Corporations...............................    4
                  (b)  Legal Representatives and Fiduciaries............    4
                  (c)  Pledgees.........................................    4
                  (d)  Minors...........................................    4
                  (e)  Incompetents and Spendthrifts....................    4
                  (f)  Joint Tenants....................................    4
Section 2.13      Action Without a Meeting..............................    4
ARTICLE 3         BOARD OF DIRECTORS....................................    5
Section 3.01      General Powers........................................    5
Section 3.02      Election..............................................    5
Section 3.03      Number, Tenure, and Qualifications....................    5
Section 3.04      Regular Meetings......................................    5
Section 3.05      Special Meetings......................................    5
Section 3.06      Meetings by Electronic Means
                     of Communication...................................    5
                  (a)  Conduct of Meetings..............................    5
                  (b)  Verification of Directors'
                          Identity......................................    6
Section 3.07      Notice of Meetings; Waiver of Notice..................    6
Section 3.08      Quorum Requirement....................................    6
Section 3.09      Voting Requirement....................................    6
Section 3.10      Conduct...............................................    6
Section 3.11      Vacancies.............................................    7
Section 3.12      Compensation and Expenses.............................    7
Section 3.13      Directors' Assent.....................................    7
Section 3.14      Committees............................................    7
Section 3.15      Action Without a Meeting..............................    7


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                                                                            PAGE

ARTICLE 4         OFFICERS..............................................    8
Section 4.01      Number and Titles.....................................    8
Section 4.02      Appointment, Tenure, and
                     Compensation.......................................    8
Section 4.03      Additional Officers, Agents, etc......................    8
Section 4.04      Removal...............................................    8
Section 4.05      Resignations..........................................    8
Section 4.06      Vacancies.............................................    8
Section 4.07      Powers, Authority, and Duties.........................    8
Section 4.08      The Chairperson of the Board..........................    8
Section 4.09      The President.........................................    8
Section 4.10      The Vice-Presidents...................................    9
Section 4.11      The Secretary.........................................    9
Section 4.12      The Assistant Secretaries.............................   10
Section 4.13      The Treasurer.........................................   10
Section 4.14      The Assistant Treasurers..............................   10
ARTICLE 5         CONTRACTS, LOANS, CHECKS,
                     AND DEPOSITS.......................................   10
Section 5.01      Contracts.............................................   10
Section 5.02      Loans.................................................   11
Section 5.03      Checks, Drafts, etc...................................   11
Section 5.04      Deposits..............................................   11
ARTICLE 6         VOTING OF SECURITIES OWNED
                     BY THE CORPORATION.................................   11
Section 6.01      Authority to Vote.....................................   11
Section 6.02      Proxy Authorization...................................   11
ARTICLE 7         CONTRACTS BETWEEN THE CORPORATION
                     AND RELATED PERSONS................................   11
ARTICLE 8         CERTIFICATES FOR SHARES AND
                     THEIR TRANSFER.....................................   12
Section 8.01      Certificates for Shares...............................   12
Section 8.02      Shares Without Certificates...........................   12
Section 8.03      Facsimile Signatures..................................   12
Section 8.04      Signature by Former Officer...........................   12
Section 8.05      Consideration for Shares..............................   12
Section 8.06      Transfer of Shares....................................   12
Section 8.07      Restrictions on Transfer..............................   13
Section 8.08      Lost, Destroyed, or Stolen
                     Certificates.......................................   13
ARTICLE 9         INSPECTION OF RECORDS BY
                     SHAREHOLDERS.......................................   13
Section 9.01      Inspection of Bylaws..................................   13
Section 9.02      Inspection of Other Records...........................   13
ARTICLE 10        DISTRIBUTIONS AND SHARE ACQUISITIONS..................   13
ARTICLE 11        INDEMNIFICATION.......................................   13
ARTICLE 12        AMENDMENTS............................................   14
Section 12.01     By Shareholders.......................................   14
Section 12.02     By Directors..........................................   14
ARTICLE 13        SEAL..................................................   14


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                                    ARTICLE 1
                                 IDENTIFICATION

         SECTION 1.01. NAME. The corporation's name is International Monetary Systems, Ltd. (the "corporation").

         SECTION 1.02. PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation's business may require from time to time.

         SECTION 1.03. REGISTERED AGENT AND OFFICE. The corporation's registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation's registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

         SECTION 1.04. PLACE OF KEEPING CORPORATE RECORDS. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation's principal office.

                                    ARTICLE 2
                                  SHAREHOLDERS

         SECTION 2.01. ANNUAL MEETING. The annual shareholders' meeting shall be held on the first Tuesday in June each year at 10:00 o'clock a.m., beginning with the year 1989, or at such other date and time within 30 days before or after this date as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

         SECTION 2.02. SPECIAL MEETINGS. Special shareholders' meetings may be called (1) by the president, (2) by the board of directors or such other officer(s) as the board of directors may authorize from time to time, or (3) by the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in the written request. Upon delivery to the president or secretary of a written request pursuant to (3), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within 30 days of such delivery, notice of the meeting to shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 hereof. Only business within the purpose described in the special meeting notice shall be conducted at a special shareholders' meeting.

         SECTION 2.03. PLACE OF MEETING. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation's principal office.

         SECTION 2.04. NOTICE OF MEETINGS. The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under chapter 180 of the Wisconsin Statutes ("ch. 180"), of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by ch. 180, the meeting notice shall be given not less than 10 days nor more than 60 days before the meeting date. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by ch. 180. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the corporation's current record of shareholders. Written notice provided in any other manner is effective when received. Oral notice is effective when communicated.

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         SECTION 2.05. WAIVER OF NOTICE. A shareholder may waive notice of any shareholders' meeting, before or after the date and time stated in the notice. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

         SECTION 2.06. FIXING OF RECORD DATE. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any shareholders' meeting, shareholders entitled to demand a special meeting under
Section 2.02 of these bylaws, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date. The record date shall not be more than 70 days before the date on which the particular action requiring this determination of shareholders is to be taken. If no record date is so fixed by the board, the record date shall be as follows:

         1. With respect to an annual shareholders' meeting or any special shareholders' meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, at the close of business on the day before the first notice is delivered to shareholders

         2. With respect to a special shareholders' meeting demanded by the shareholders, on the date the first shareholder signs the demand

         3. With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these bylaws), on the date the first shareholder signs a consent

         4. With respect to determining shareholders entitled to a share dividend, on the date the board authorizes the share dividend

         5. With respect to determining shareholders entitled to a distribution (other than a distribution involving a repurchase or reacquisition of shares), on the date the board authorizes the distribution

         6. With respect to any other matter for which such a determination is required, as provided by law

When a determination of the shareholders entitled to vote at any shareholders' meeting has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 2.07. VOTING LIST. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in ch. 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

         SECTION 2.08. QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as



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otherwise provided by the articles of incorporation, these bylaws, or any provision of ch. 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors under Section 3.02 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of ch. 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         SECTION 2.09. ORDER OF BUSINESS AT MEETINGS. The order of business at any shareholders' meeting shall be as follows:

         1.   Roll call

         2.   Appointment of inspectors of election, if requested

         3.   Proof of proper notice of meeting or receipt of waiver of notice

              If a quorum is present, the meeting shall continue with the following items of business:

         4. Approval of minutes of preceding meeting, unless dispensed with by unanimous consent

         5.   Board of directors' report, if any

         6.   Officers' reports, if any

         7.   Committee reports, if any

         8.   Election of directors, if necessary

         9.   Unfinished business, if any

         10.  New business, if any

              The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these bylaws. The chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

         SECTION 2.10. PROXIES. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes.

         Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for 11 months from the date of its execution, unless otherwise provided in the appointment form. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

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         SECTION 2.11. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except as otherwise required by the articles of incorporation or by ch. 180.

         SECTION 2.12.  VOTING OF SHARES BY CERTAIN HOLDERS.

              (A) OTHER CORPORATIONS. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary, or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation's board of directors or bylaws.

              (B) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors, in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary's incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

              (C) PLEDGEES. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

              (D) MINORS. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.

              (E) INCOMPETENTS AND SPENDTHRIFTS. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

              (F) JOINT TENANTS. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

         SECTION 2.13. ACTION WITHOUT A MEETING. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of ch. 180 to be taken at a shareholders' meeting may be taken without a meeting by the consent of those shareholders who would have the voting power to cast at a meeting not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and


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voted. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. The consent of the shareholders shall be effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. Within 10 days after action taken by the consent of shareholders pursuant to this bylaw becomes effective, the corporation shall give notice of the action to shareholders who would have been entitled to vote on the action if a meeting were held but whose shares were not represented on the written consent or consents. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall comply with the provisions of ch. 180 and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.

                                    ARTICLE 3
                               BOARD OF DIRECTORS

         SECTION 3.01. GENERAL POWERS. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

         SECTION 3.02. ELECTION. Directors shall be elected by the shareholders at each annual shareholders' meeting. Each director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 3.03. NUMBER, TENURE, AND QUALIFICATIONS. The authorized number of directors of the corporation shall be not more than nine. Each director shall hold office until the next annual shareholders' meeting and until his or her successor shall have been elected by the shareholders or until his or her prior death, resignation, or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called for that purpose, provided that a quorum is present. A director may resign at any time by delivering his or her written resignation that complies with the provisions of ch. 180 to the board of directors, the chairperson of the board of directors, or the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

         SECTION 3.04. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual shareholders' meeting. The place of the regular board of directors' meeting shall be the same as the place of the shareholders' meeting that precedes it, or such other suitable place as may be announced at the shareholders' meeting. The board of directors may provide, by resolution, the time and place, either within or outside the state of Wisconsin, for the holding of additional regular meetings.

         SECTION 3.05. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, if any, or by the president, secretary, or any two directors. The person or persons authorized to call special board of directors' meetings may fix any place, either within or outside the state of Wisconsin, as the place for holding any special board meeting called by them, and if no other place is fixed, the meeting place shall be the corporation's principal office in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

         SECTION 3.06.  MEETINGS BY ELECTRONIC MEANS OF COMMUNICATION.

              (A) CONDUCT OF MEETINGS. To the extent provided in these bylaws, the board of directors, or any committee of the board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately

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transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

              (B) VERIFICATION OF DIRECTORS' IDENTITY. The identity of each director participating in a board of directors' meeting conducted pursuant to
Section 3.06(a) of these bylaws (other than a meeting in which each director participates in person) must be verified by the secretary before directors vote on (1) a plan of merger or share exchange; (2) a sale, lease, exchange, or other disposition of substantial property or assets of the corporation; (3) a dissolution or the revocation of voluntary dissolution proceedings; or (4) a filing for bankruptcy. The secretary shall verify each participating director's identity by requesting the director to give the password that shall have been provided specifically to the director in the meeting notice. For purposes of this section, a disposal of property or assets of the corporation is "substantial" if it involves a disposition of 10% or more of the fair market value of the corporation's assets.

         SECTION 3.07. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of each board of directors' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by ch. 180. Notice shall be given not less than 24 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. Oral notice is effective when communicated. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

         SECTION 3.08. QUORUM REQUIREMENT. Except as otherwise provided by ch. 180, the articles of incorporation, or these bylaws, a majority of the number of directors as required in Section 3.03 of these bylaws shall constitute a quorum for the transaction of business at any board of directors' meeting. A majority of the number of directors appointed to serve on a committee as authorized in
Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.

         SECTION 3.09. VOTING REQUIREMENT. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board.

         This provision shall not, however, apply to any action taken by the board of directors acting pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by ch. 180, the articles of incorporation, or any other provision of these bylaws.

         SECTION 3.10. CONDUCT OF MEETINGS. The chairperson of the board of directors, and in his or her absence, the president, and in the absence of both of them, a vice-president in the order provided under Section 4.10 of these bylaws, and in their absence, any director chosen by the directors present, shall call board of directors' meetings to order and shall act as chairperson of the meeting. The corporation's secretary shall act as secretary of all board of directors' meetings, but in the secretary's absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine if minutes of the meeting are to be prepared, and if minutes are to be prepared, shall assign a person to do so.

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         SECTION 3.11. VACANCIES. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

         SECTION 3.12. COMPENSATION AND EXPENSES. The board of directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

         SECTION 3.13. DIRECTORS' ASSENT. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; or (2) minutes of the meeting are prepared, and the director's dissent to or abstention from the action taken is entered in those minutes; or
(3) the director delivers written notice that complies with the provisions of ch. 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting's adjournment or to the corporation immediately after the adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 3.14. COMMITTEES. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.09 of these bylaws. Each committee shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation's business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

         SECTION 3.15. ACTION WITHOUT A MEETING. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of ch. 180 to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

                                    ARTICLE 4
                                    OFFICERS

         SECTION 4.01. NUMBER AND TITLES. The corporation's principal officers shall be a president, one or more vice-presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board. There may, in addition, be a chairperson or co-chairperson of the board, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice-president, the board may establish designations for the vice-presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

         SECTION 4.02. APPOINTMENT, TENURE, AND COMPENSATION. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer's prior death, resignation, or removal. The board of directors or a duly authorized committee thereof shall fix the compensation of each officer.

         SECTION 4.03. ADDITIONAL OFFICERS, AGENTS, ETC. In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

         SECTION 4.04. REMOVAL. The board of directors may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

         SECTION 4.05. RESIGNATIONS. Any officer may resign at any time by giving written notice to the corporation, the board of directors, the president, or the secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 4.06. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

         SECTION 4.07. POWERS, AUTHORITY, AND DUTIES. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.

         SECTION 4.08. THE CHAIRPERSON OF THE BOARD. The chairperson of the board of directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the corporation's interests may require to be brought to the board's notice.

         SECTION 4.09. THE PRESIDENT. If and while there is no incumbent in the office of the chairperson of the board of directors, and during the chair's absence or disability, the president shall have the duties and authority specified in Section 4.08 of these bylaws. The president shall be the corporation's chief executive officer and, subject to the board of directors' control, shall:

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




         1.   superintend and manage the corporation's business;

         2. coordinate and supervise the work of its other officers (except the chairperson of the board);

         3. employ, direct, fix the compensation of, discipline, and discharge its employees;

         4.   employ agents, professional advisors, and consultants;

         5. perform all functions of a general manager of the corporation's business;

         6. have authority to sign, execute, and deliver in the corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s) or agent(s) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

         7. in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the board of directors.

         SECTION 4.10. THE VICE-PRESIDENTS. In the president's absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or if there is more than one vice-president, the vice-presidents in the order designated by the board of directors, or in the absence of any designation, in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the president or by the board of directors. The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act in the president's place.

         SECTION 4.11.  THE SECRETARY.  The secretary shall:

         1. keep any minutes of the shareholders and of the board of directors and its committees in one or more books provided for that purpose;

         2. see that all notices are duly given in accordance with these bylaws or as required by law;

         3. be custodian of the corporation's corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

         4. have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;

         5. exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

         6. in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

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




         SECTION 4.12. THE ASSISTANT SECRETARIES. The assistant secretaries shall perform such duties as from time to time may be assigned to them individually or collectively by the board of directors, the president, or the secretary. In the event of the secretary's absence or disability, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

         SECTION 4.13.  THE TREASURER.  The treasurer shall:

         1. have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation's authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

         2. have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation's financial transactions from the officers, employees, or agents transacting the same;

         3. keep or cause to be kept, at the corporation's principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation's funds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;

         4. deliver to the board of directors, the chairperson of the board, or the president whenever requested an account of the corporation's financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year;

         5. at each annual shareholders' meeting or the meeting held in lieu thereof, furnish copies of the corporation's most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and

         6. in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

              If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

         SECTION 4.14. THE ASSISTANT TREASURERS. The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president, or the treasurer. In the event of the treasurer's absence or disability, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

                                    ARTICLE 5
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         SECTION 5.01. CONTRACTS. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

         SECTION 5.02. LOANS. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.

         SECTION 5.03. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, or agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

         SECTION 5.04. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

                                    ARTICLE 6
                  VOTING OF SECURITIES OWNED BY THE CORPORATION

         SECTION 6.01. AUTHORITY TO VOTE. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of the corporation who may be present.

         SECTION 6.02. PROXY AUTHORIZATION. Whenever, in the judgment of the president, or in his or her absence, of any vice-president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation's name by the president or one of the vice-presidents of the corporation, without necessity of any authorization by the board of directors, countersignature, or attestation by another officer. Any person or persons designated in this manner as the corporation's proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

                                    ARTICLE 7
              CONTRACTS BETWEEN THE CORPORATION AND RELATED PERSONS

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

         1. the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction; or

         2. the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; or

         3.   the transaction was fair to the corporation.

              For purposes of this Article 7, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter, and a majority



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



of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

                                    ARTICLE 8
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 8.01. CERTIFICATES FOR SHARES. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the president or any vice-president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 8.08 of these bylaws.

         SECTION 8.02. SHARES WITHOUT CERTIFICATES. The board of directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

         SECTION 8.03. FACSIMILE SIGNATURES. The share certificates may be signed manually or by facsimile.

         SECTION 8.04. SIGNATURE BY FORMER OFFICER. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

         SECTION 8.05. CONSIDERATION FOR SHARES. The corporation's shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors' determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

         SECTION 8.06. TRANSFER OF SHARES. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of

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



transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors' authority. The person in whose name shares stand on the corporation's books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

         SECTION 8.07. RESTRICTIONS ON TRANSFER. Restrictions on transfer of the corporation's shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section
8.02 of these bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

         SECTION 8.08. LOST, DESTROYED, OR STOLEN CERTIFICATES. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

                                    ARTICLE 9
                      INSPECTION OF RECORDS BY SHAREHOLDERS

         SECTION 9.01. INSPECTION OF BYLAWS. Any shareholder is entitled to inspect and copy the corporation's bylaws during regular business hours at the corporation's principal office. The shareholder must give written notice in accordance with the provisions of ch. 180 at least five business days before the date of inspection.

         SECTION 9.02. INSPECTION OF OTHER RECORDS. Any shareholder who holds at least five percent of the corporation's outstanding shares or who has been a shareholder for at least six months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation's accounting records; or (3) the record of shareholders or, at the corporation's discretion, a list of the corporation's shareholders compiled no earlier than the date of the shareholder's demand. The shareholder's demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of ch. 180 at least five business days before the date of inspection, stating the purpose of the inspection and the records directly related to that purpose desired to be inspected.

                                   ARTICLE 10
                      DISTRIBUTIONS AND SHARE ACQUISITIONS

         The board of directors may make distributions to its shareholders or purchase or acquire any of its shares provided (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation's assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.

                                   ARTICLE XI
                                 INDEMNIFICATION

         SECTION 11.01. INDEMNIFICATION. The corporation shall, to the fullest extent authorized by ch. 180, indemnify a director or officer against liability and reasonable expenses incurred by the director or officer in a proceeding in which the director or officer was a party because he or she is or was a director or officer of the



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



corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation may, to the fullest extent authorized by ch. 180, indemnify, reimburse or advance expenses of directors or officers.

         A director or officer who seeks indemnification under this Section shall make a written request to the corporation. Indemnification under this
Section is not required to the extent limited by the articles of incorporation under Section 11.02. Indemnification under this Section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.

         SECTION 11.02. LIMITED INDEMNIFICATION. The corporation's articles of incorporation may limit its obligation to indemnify under Section 11.01. A limitation under this Section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.

         SECTION 11.03. INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENT. The Corporation shall, to the fullest extent authorized by ch. 180, indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition to the indemnification required by the preceding sentence, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or by-Laws, by general or specific action of the board of directors or by contract.

                                   ARTICLE 12
                                   AMENDMENTS

         SECTION 12.01. BY SHAREHOLDERS. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders' meeting.

         SECTION 12.02. BY DIRECTORS. The board of directors may amend or repeal these bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

                                   ARTICLE 13
                                      SEAL

         The corporation shall not have a corporate seal, and all formal corporate documents shall carry the designation No Seal along with the signature of the corporation's officer or officers.


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